Exhibit 10.5

Execution Version

[***] = CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH (1) NOT MATERIAL AND (2) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED AND/OR IS THE TYPE OF INFORMATION THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL, AND HAS BEEN MARKED WITH “[***]” TO INDICATE WHERE OMISSIONS HAVE BEEN MADE.

SUBLEASE AGREEMENT

THIS SUBLEASE (“Sublease”) is entered into pursuant to the following terms and conditions, inclusive of the basic information and definitions set forth in the Schedule of Principal Terms.

SCHEDULE OF PRINCIPAL TERMS

Date of Sublease: May 30, 2025

Sublandlord: Agro Power Development, Inc.

Subtenant: Vanguard Food LLC

Prime Lease: That certain Amended Ground Lease, by and between the County of Presidio, Texas, acting by and through its duly authorized governing body, the Presidio County Commissioners Court (“Landlord”) and Agro Power Development, Inc., dated as of June 16, 1997, as amended by that certain Extension of Amended Ground Lease, by and between Landlord and Sublandlord, dated as of December 1, 2022, as further amended, modified supplemented or replaced from time to time.

Sublease Premises: With respect to (i) the portion of the land depicted on Exhibit A entitled “Marfa I” (the “Marfa I Premises”), the land, improvements, fixtures and equipment located thereon and (ii) with respect to the portion of the land depicted on Exhibit A entitled “Marfa II” (the “Marfa II Premises”), the lands comprising Marfa II (but not the improvements, fixtures and equipment located thereon, which the parties acknowledge are owned, as of the Commencement Date, by Subtenant or its Affiliate).

Permitted Use: Operation of commercial greenhouse(s) for the cultivation of consumer produce and such other related or complimentary uses as are permitted by applicable law, but subject in all cases to the uses authorized in the Prime Lease.

Base Rent: One Hundred Thousand Dollars ($100,000.00) per annum, payable quarterly in advance.

Subtenant’s Proportionate Share: 100%

Term: Commencing on the Effective Date and expiring on the date of expiration of the Prime Lease or, if the Prime Lease is terminated prior to the expiration thereof by its terms, then on the date of termination of the Prime Lease.

Commencement Date: May 30, 2025

Subtenant’s Address for Notice:

c/o Charlie Sweat
11035 Lavender Hill Dr. Suite 160 Box #509
Las Vegas, Nevada 89138
e-mail: [***Redacted – Personally Identifying Information***]

Sublandlord’s Address for Notice and Rent Payments:

Notice:

c/o Village Farms International, Inc.
90 Colonial Center Parkway Lake Mary, FL 32746
Attention: [***Redacted – Personally Identifying Information***]
Email: [***Redacted – Personally Identifying Information***]

with a copy of any notice to:

Torys LLP, 1114 Avenue of the Americas, 23 Fl.
Attention: [***Redacted – Personally Identifying Information***]
Email: [***Redacted – Personally Identifying Information***]

Rent payments: Shall be made utilizing ACH payment to such account as is identified by Sublandlord from time to time, or at such other place as Sublandlord shall designate.

1.
PREMISES; POSSESSION. Subject to the covenants and conditions of this Sublease, Sublandlord leases the Sublease Premises to Subtenant and Subtenant leases the Sublease Premises from Sublandlord. Effective with the Commencement Date of this Sublease, Sublandlord delivered possession of the Sublease Premises to Subtenant and Subtenant has accepted possession of the Premises.
2.
RENT PAYMENTS. Subtenant shall pay to Sublandlord Rent in quarterly installments, each due and payable in advance without notice or demand at Sublandlord’s above stated address, or at any other place Sublandlord designates in writing. The first quarterly Rent installment will be paid on the Commencement Date (prorated appropriately) and all subsequent quarterly Rent installments will be due on or before the first day of each succeeding calendar quarter during the Term. Rent for any partial quarter shall be prorated on a per diem basis. Furthermore, Subtenant shall pay to Sublandlord all Rent Tax (as defined below) due in connection with this Sublease or the payment of Rent hereunder, which Rent Tax shall be paid by Subtenant to Sublandlord concurrently with each payment of Rent made by Subtenant to Sublandlord under this Sublease. For purposes of this section, “Rent Tax” means any tax or excise on rent or on other sums or charges required to be paid by Subtenant under this Sublease, and gross receipts tax, transaction privilege tax or other tax, however described, which is levied or assessed by the United States of America, the state in which the Premises are located or any city, municipality or political subdivision thereof, against Sublandlord in respect to the Rent or other rental or charges payable under this Sublease or as a result of Sublandlord’s receipt of such rents or other charges accruing under this Sublease.
3.
PRIME LEASE. Subtenant acknowledges that it has received and reviewed a copy of the Prime Lease, a copy of which is annexed hereto as Exhibit B. This Sublease is subject (except as otherwise specified) and subordinate in all respects to the Prime Lease and to the matters which the Prime Lease is or shall be subordinate. Neither party shall take any action or fail to take any action in connection with the Sublease Premises which would or could result in a violation of or default under any of the provisions of the Prime Lease. In any conflict between the terms and conditions of the Prime Lease and the terms and conditions of this Sublease, the terms of the Prime Lease shall control. The parties acknowledge that in the event of termination, re-entry or dispossess by the Landlord under the Prime Lease (the “Prime Lease Termination”), this Sublease shall terminate as of the date of the Prime Lease Termination. Except as expressly provided herein, Sublandlord shall be obligated to pay all amounts and perform all obligations of the lessee under the Prime Lease.
4.
NET SUBLEASE. Except as otherwise specifically set forth in this Sublease, it is the purpose and intent of Sublandlord and Subtenant that Base Rent, Additional Rent and Rent, as herein defined, payable hereunder shall be net to Sublandlord so that this Sublease shall yield to Sublandlord the net Base Rent, Additional Rent and Rent specified, in each month of each year during the Term of this Sublease, free from any charges, assessments, or impositions, charged, assessed, or imposed on or against the Sublease Premises, and without abatement, deduction or set-off by Subtenant, and Sublandlord shall not be expected or required to pay any such charge, assessment or imposition, or be under any obligation or liability hereunder, and that, except as otherwise expressly set forth herein, all costs, expenses and obligations of any kind relating to the maintenance and operation of the Sublease Premises, foreseen or unforeseen, structural or nonstructural, including all alterations, repairs and replacements, which may arise or become due during the Term of this Sublease shall be paid by Subtenant, and Sublandlord shall be indemnified and saved harmless by Subtenant from and against such costs, expenses and obligations.
5.
INSURANCE. Sublandlord shall maintain a policy or policies of insurance for property insurance with one hundred percent (100%) of the full insurable replacement value of the Sublease Premises (exclusive of Personal Property of Subtenant), business income (rent loss) insurance for payment of Rent and Additional Rent hereunder for a period of twelve (12) months, and all other coverages required by this Sublease, the Prime Lease or any mortgagee of the Sublease Premises. The cost of such insurance shall be Additional Rent (as hereinafter defined) and paid by Subtenant pursuant to Section 20 of this Sublease. Subtenant shall comply with all insurance regulations so lowest property damage insurance and liability insurance rates may be obtained (including, but not limited to, Subtenant obtaining, supplying and maintaining, at Subtenant’s sole cost and expense, fire extinguishers or such other mechanisms or devices as may be required by Sublandlord’s insurance company or any and all applicable insurance regulations); and nothing shall be done by Subtenant as part of Subtenant’s operations in the Sublease Premises or kept by Subtenant in or on the Sublease Premises which would cause an increase in the premium for any such insurance on the Building or on any Building systems or Building equipment located therein, over the rate usually obtained for the proper use of the Sublease Premises permitted by this Sublease or which will cause cancellation or make void any such insurance. Subtenant shall maintain, at all times during the Term, adequate insurance on its personal property used, stored or kept in or about the Premises. Notwithstanding anything to the contrary contained herein, it is expressly understood that all improvements (including all buildings) located on the Marfa II Premises shall, for purposes of this Sublease, be treated as Personal Property of Subtenant.
6.
INDEMNITY AND LIABILITY INSURANCE. Subtenant shall at all times indemnify, defend and hold Sublandlord harmless from all loss, liability, costs, damages and expenses that may occur or be claimed with respect to any person or persons, or property on or about the Sublease Premises or to the Sublease Premises resulting from any act done or omission by or through Subtenant, its agents, employees, invitees or any person on the Sublease Premises by reason of Subtenant’s use or occupancy or resulting from Subtenant’s non-use or possession of said property and any and all loss, cost, liability or expense resulting therefrom, notwithstanding any possible negligence, whether sole, concurrent or otherwise, on the part of Sublandlord, its agents or employees. Accordingly, Subtenant hereby specifically agrees to indemnify, defend and hold Sublandlord harmless from Sublandlord’s own negligence but not Sublandlord’s or any of its agents’ or employees’ gross negligence or willful misconduct or Sublandlord’s own breach of its obligations under the Prime Lease that are not Subtenant’s responsibility to perform under this Sublease. Subtenant shall maintain, at all times during the Term, commercial general liability insurance in a responsible insurance company, licensed to do business in the state in which the Sublease Premises are located and satisfactory to Sublandlord, properly protecting and indemnifying Sublandlord with single limit coverage of not less than $5,000,000.00 for injury to or death of persons and for property damage. Such insurance shall (a) name the following parties as additional insureds: (i) the Sublandlord, (ii) the Landlord, (iii) Sublandlord’s mortgagee(s), if any, (iv) the member(s) of Sublandlord and (v) the members of such member(s) and (b) shall contain a provision whereby the insurer agrees not to cancel such insurance without thirty (30) days prior written notice to Sublandlord. On or before the Commencement Date or the date of occupancy, whichever is sooner, Subtenant shall furnish Sublandlord with certificates evidencing the aforesaid insurance coverage, together with evidence of payment of the premium, and renewal policies or certificates therefor shall be furnished to Sublandlord at least thirty (30) days prior to the expiration date of each policy for which a certificate was previously furnished.

Notwithstanding the fact that any liability of Subtenant to Sublandlord may be covered by Subtenant’s insurance, Subtenant’s liability shall in no way be limited by the amount of its insurance recovery.

Further, Sublandlord hereby specifically agrees to indemnify, defend and hold Subtenant harmless from all loss, liability, costs, damages and expenses that may occur or be claimed with respect to any person or persons, or property on or about the Sublease Premises or to the Sublease Premises resulting from Sublandlord’s or any of its agents’ or employees’ or employees’ gross negligence or willful misconduct or Sublandlord’s own breach of its obligations under the Prime Lease that are not Subtenant’s responsibility to perform under this Sublease.

7.
ASSIGNMENT AND SUBLETTING. Subtenant shall not assign, transfer or encumber this Sublease and shall not further sublease the Sublease Premises or any part thereof or allow any other person to be in possession thereof without the prior written consent of Sublandlord, in each and every instance, which consent may be granted or withheld in Sublandlord’s reasonable discretion. For the purpose of this provision, any transfer of a majority or controlling interest in Subtenant (whether in one or more related or unrelated transactions), whether by transfer of stock, consolidation, merger, transfer of a partnership interest or transfer of any or all of Subtenant’s assets or otherwise, or by operation of law, shall be deemed an assignment of this Sublease. Notwithstanding any permitted assignment or subletting, Subtenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the Rent herein specified and for compliance with all of its other obligations under the terms and provisions of this Sublease.
8.
SIGNS AND ADVERTISEMENTS. Subtenant shall not place upon nor permit to be placed upon any part of the Sublease Premises, any signs, billboards or advertisements whatever, without the prior written consent of Sublandlord. Any such signs or advertisements shall be maintained by Subtenant in good repair and condition. Upon the expiration of the Term of this Sublease, all such signs or advertisements shall be surrendered with the Premises and shall thereafter be deemed Sublandlord’s sole property; however, Sublandlord may, at Sublandlord’s option, instruct Subtenant to remove such signs or advertisements, in which case, Subtenant shall promptly remove the same in a good and workmanlike manner and repair any damage to the Premises caused by the removal of such signs or advertisements.
9.
CONDITION OF PREMISES AT BEGINNING AND END OF TERM. Subtenant acknowledges Subtenant has inspected the Sublease Premises and Subtenant accepts the Sublease Premises in their present “AS IS, WHERE IS” condition.

At the end of the Term, except for damage caused by fire or other perils and ordinary wear and tear, Subtenant, at Subtenant’s expense, will (a) surrender the Sublease Premises in as good or better condition as when the Premises were delivered to Subtenant; (b) have removed from the Sublease Premises all of Subtenant’s personal property, trade fixtures and all alterations and additions made by Subtenant in or to the Sublease Premises, (Subtenant acknowledges that Subtenant’s right to make any alterations or additions in or to the Premises is subject to Sublandlord’s prior written consent pursuant to Section 15 of this Sublease); (c) have promptly repaired any damage to the Sublease Premises caused by the removal of Subtenant’s personal property, trade fixtures and all alterations and additions made by Subtenant in or to the Sublease Premises; (d) surrender all equipment and systems used in connection with the Sublease Premises, or located therein, in good working order; (e) repair and replace all light fixtures, ballasts and all light bulbs located in the Sublease Premises that require to be repaired or placed to be operational, so that the lighting system is in good working order, condition and repair; (f) remove, in a good and workmanlike manner, any paint applied by Subtenant to the floor of the Sublease Premises and restore the floor to substantially the same condition as when the Sublease Premises were delivered, (Subtenant acknowledges that Subtenant’s right to apply paint to any surface in the Premises is subject to Sublandlord’s prior written consent pursuant to Section 15 of this Sublease); and (g) leave the Sublease Premises free of odor, trash and debris and in “broom clean” condition. In the event Subtenant fails to comply with the requirements of this provision, such failure shall be deemed a default under the terms of this Sublease. In such event, Sublandlord may exercise all of its rights and remedies set forth in this Sublease or Sublandlord may elect to cure such default at Subtenant’s sole cost and expense. In the event Sublandlord elects to cure such default, Subtenant shall reimburse Sublandlord its actual costs incurred within ten (10) days following written notice thereof plus a service charge of ten percent (10%) based on the actual costs incurred.

10.
SUBLANDLORD’S RIGHT OF ENTRY. Sublandlord or Sublandlord’s agent may enter the Sublease Premises to examine the same, to show the same and to do anything

Sublandlord may be required to do hereunder or which Sublandlord may deem necessary for the good of the Premises or the Building. Sublandlord will notify Subtenant if Landlord has exercised its right under Section 4.03 of the Prime Lease to enter the Sublease Premises, and Subtenant shall cooperate with Landlord’s entry in accordance with the terms of the Prime Lease.
11.
MAINTENANCE AND REPAIR. Responsibility for maintenance, repair and replacement in respect of the Sublease Premises shall be as follows:
a.
Sublandlord’s Duties: This Sublease is intended to be a NET SUBLEASE and all repairs, maintenance, replacement, or other functions are to be performed at Subtenant’s cost. Subtenant acknowledges that, except as otherwise specifically set forth in this Section and in Section 13, Sublandlord will have no duties of repair, maintenance, replacement, or other functions, and any and all cost associated with the Sublease Premises will be payable by Subtenant.
b.
Subtenant’s Duties: Subtenant acknowledges that it shall be responsible for all Subtenant obligations set forth in Section 11. From and after the Commencement Date, Subtenant at its sole cost and expense shall maintain, and as appropriate, repair and replace, in a clean and sanitary condition, and a good state of repair, reasonable wear and tear and damage by casualty excepted, all portions of the Sublease Premises, including but in no way limited to the parking areas, all plumbing, sewage, heating and air conditioning, wiring, glazing, windows, doors, floors, ceilings, interior walls and the interior surface of exterior walls and all fixtures and equipment and all maintenance, repair and replacements of the HVAC systems, roof, footings, foundation, interior load-bearing and exterior walls and structural components of the Sublease Premises and any alterations, replacements or additions necessary to cause the Sublease Premises to satisfy requirements of law. Subtenant shall maintain adequate heat during the heating season to prevent freezing of plumbing and fire sprinkler systems.

In the event Subtenant fails to comply with the requirements of this provision, such failure shall be deemed a default under the terms of this Sublease. In such event, Sublandlord may exercise all of its rights and remedies set forth in this Sublease or Sublandlord may elect to cure such default at Subtenant’s sole cost and expense. In the event Sublandlord elects to cure such default, Subtenant shall reimburse Sublandlord its actual costs incurred within ten (10) days following written notice thereof plus a service charge of ten percent (10%) based on the actual costs incurred. Upon request from Sublandlord, Subtenant shall make itself available to conduct a walk through inspection with Sublandlord of the Sublease Premises in order for Sublandlord to identify any repair, maintenance and replacement items required to be completed in the Sublease Premises in accordance with the terms set forth in this Sublease. Upon such items being identified by Sublandlord, Subtenant shall promptly address and complete such repair, maintenance and replacement items in a diligent and timely manner thereafter.

12.
DAMAGE BY CASUALTY. If the Sublease Premises shall be partially or totally destroyed by fire or other casualty, so as to become partially or totally untenantable, the same shall be repaired, rebuilt and restored to substantially the same condition (structural and architectural) existing immediately prior to the casualty, by and at the cost of Sublandlord. If insurance proceeds are not sufficient to fully repair, rebuild and restore the Sublease Premises, Sublandlord shall fund such additional amounts as are necessary to complete such repair, rebuilding and restoration. Subtenant shall reasonably cooperate with Sublandlord in restoring the Sublease Premises, but at no expense to Subtenant. Notwithstanding anything to the contrary herein contained, Sublandlord must repair and restore the Sublease Premises within twelve (12) months after a casualty occurs. Should Sublandlord fail to restore the Sublease Premises within such 12-month period, Subtenant may terminate this Sublease by delivering written notice to Sublandlord. Rent, including Additional Rent, shall be abated during any period that Subtenant cannot occupy and use the Sublease Premises as a result of casualty. If the Sublease Premises are damaged or destroyed during the Term of this Sublease to an extent greater than forty percent (40%) of the then replacement value of the improvements on the Sublease Premises, either Sublandlord or Subtenant may elect to terminate this Sublease, such election to be given by notice to the other within thirty (30) days after the date of damage or destruction. In the event Sublandlord or Subtenant so elects to terminate, then this Sublease shall be terminated as of the date of giving of such notice or the date Subtenant completes its vacation from the Sublease Premises, whichever is later.
13.
EMINENT DOMAIN. If the Sublease Premises or any substantial part thereof shall be taken under the power of eminent domain or be acquired for any public or quasi-public use or purpose, such that the Sublease Premises are rendered unusable for Subtenant’s operations therein, as reasonably determined by Subtenant, the Term shall cease and terminate upon the date when the possession of said Sublease Premises or the part thereof so taken shall be required for such use or purpose and without apportionment of the award, and Subtenant shall have no claim against Sublandlord for the value of any unexpired Term. If any condemnation proceeding shall be instituted in which it is sought to take or damage any part of the Sublease Premises or the Building or the land under it, or if the grade of any street or alley adjacent to the Sublease Premises is changed by any legal authority and such change of grade makes it necessary or desirable to remodel the Sublease Premises to conform to the changed grade, Sublandlord shall have the right to cancel this Sublease after having given written notice of cancellation to Subtenant not less than ninety (90) days prior to the date of cancellation designated in the notice. In either of said events, Rent at the then current rate shall be apportioned as of the date of the termination. No money or other consideration shall be payable by Sublandlord to Subtenant for the right of cancellation and Subtenant shall have no right to share in the condemnation award or in any judgment for damages caused by the taking or the change of grade. Nothing in this Section shall preclude an award being made to Subtenant for loss of business or depreciation to and cost of removal of equipment or fixtures.
14.
PERSONAL PROPERTY. Sublandlord shall not be liable for any loss or damage to any merchandise, inventory, goods, fixtures, improvements, equipment or personal property of Subtenant or Subtenant’s employees, customers, agents or invitees in or about the Sublease Premises (“Personal Property”), regardless of the cause of such loss or damage. The commercial greenhouse building located at the Marfa II Premises will be considered Subtenant’s Personal Property for purposes of this Sublease. Subtenant understands and agrees that no personal property, merchandise, inventory, goods or equipment shall be stored in the parking area or any place outside of the Sublease Premises without the prior written consent of Sublandlord.
15.
ALTERATIONS. Subtenant shall not make alterations or additions in or to the Sublease Premises (including, without limitation, the application of paint to any surface of the Sublease Premises) without the prior written consent of Sublandlord, which consent shall not be unreasonably withheld, conditioned or delayed. Subtenant’s written request for consent shall include two (2) full size, stamped and legible copies of appropriate plans and specifications prepared and certified by an architect or engineer and reflecting, in detail, the alterations or additions to be made by Subtenant in or to the Sublease Premises. In addition, Subtenant shall provide Sublandlord with two (2) full size, stamped and legible copies of all plans and specifications and other documents submitted to the city and/or other applicable regulatory agencies, if any, related to such alterations or additions. Subtenant shall reimburse Sublandlord for all reasonable third-party costs and expenses incurred by Sublandlord in reviewing such plans and specifications within thirty (30) days after written request thereof from Sublandlord. In the event Subtenant makes any such alterations or additions without first obtaining Sublandlord’s prior written consent, Subtenant shall, upon receipt of Sublandlord’s written demand, remove any such alterations or additions and restore the Sublease Premises to its pre-existing condition in a good and workmanlike manner all at Subtenant’s sole cost and expense. In the event Subtenant fails to remove any such alterations or additions and restore the Sublease Premises as required herein, Sublandlord shall be authorized to cause such alterations or additions to be removed and Subtenant shall immediately reimburse Sublandlord for all costs and expenses incurred by Sublandlord in causing such alterations or additions to be removed and restoring the Sublease Premises. All such alterations shall (i) be performed in a good and workmanlike manner, (ii) comply with all applicable codes and ordinances, as well as the terms of the Prime Lease and (iii) be properly permitted as required by law. Upon completion of such alterations, Subtenant shall furnish Sublandlord with (i) full and final waivers of lien, (ii) receipted bills covering all labor and materials expended and used and (iii) final “as-built” drawings prepared and certified by an architect or engineer. Any mechanics lien (or any notice preliminary to lien) filed against the Sublease Premises or the Building or the land underlying the Building, in connection with such alterations or materials claimed to have been furnished to Subtenant shall be paid and discharged of record by Subtenant within ten (10) days after filing (or service) at the expense of Subtenant; provided that Subtenant shall have the right to contest any such lien so long as Subtenant shall provide Sublandlord with reasonable security against any damages or costs resulting from an adverse decision in such contest and shall promptly pay any amount due upon such adverse decision.
16.
UTILITIES AND SERVICES.

With Sublandlord’s cooperation, Subtenant shall cause all utilities serving the Sublease Premises to be transferred into Subtenant’s name on or before the earlier of (i) the Commencement Date or (ii) the date of Subtenant’s actual occupancy. In the event Sublandlord is billed or charged for any utility service for periods during the Term of this Sublease such charges shall be payable by Subtenant to Sublandlord as Additional Rent, due and payable within ten (10) days of invoicing by Sublandlord.

17.
LEGAL REQUIREMENTS. Subtenant shall, at Subtenant’s sole cost and expense, comply with all laws, orders, ordinances and other public requirements now or hereafter affecting the Sublease Premises or the use thereof, including without limitation ADA, OSHA and like requirements, and indemnify, defend and hold Sublandlord harmless from expense or damage resulting from failure to do so.
18.
FIXTURES. Except for Subtenant’s personal property and trade fixtures, all buildings, repairs, alterations, additions, improvements, installations and other non-business fixtures installed or erected on the Sublease Premises, whether by or at the expense of Sublandlord or Subtenant, will belong to Sublandlord and will remain on and be surrendered with the Sublease Premises at the expiration or termination of this Sublease. However, at Sublandlord’s option, Subtenant shall, at Subtenant’s sole cost and expense, remove Subtenant’s alterations or improvements prior to the expiration of this Sublease and return the Sublease Premises to their original condition.
19.
REAL ESTATE TAXES AND SPECIAL ASSESSMENTS. Sublandlord shall pay the real estate taxes and installments of general and special assessments (collectively, the “Taxes”), payable with respect to the Sublease Premises, the cost of which shall be Additional Rent and paid by Subtenant pursuant to Section 20 of this Sublease titled “Additional Rent”. To the extent that the Sublease Premises is not taxed separately by the applicable taxing authority, then Subtenant shall reimburse Sublandlord for its Proportionate Share of Taxes payable with respect to the entire premises leased by Sublandlord pursuant to the Prime Lease. Sublandlord may, but has no duty to, contest any and all such real estate taxes and special assessments. In the event of contest, Subtenant shall pay, as Additional Rent, Subtenant’s Proportionate Share of the costs and expenses incurred by Sublandlord in connection with such proceedings.
20.
ADDITIONAL RENT. During each calendar year, or any portion thereof during the Term, Subtenant will pay to Sublandlord as additional rent (“Additional Rent”) Subtenant’s Proportionate Share of all costs attributable to the premises subject to the Prime Lease but not otherwise allocated between the Sublandlord and Subtenant herein (or specifically referred to herein as Additional Rent) Subtenant’s share of such costs shall be provided in an invoice from Sublandlord, which amount shall be due and payable ten (10) Business Days following demand therefor.
21.
WAIVER OF SUBROGATION. As part of the consideration for this Sublease, each of the parties hereby releases the other party hereto from all liability for damage due to any act or neglect of the other party (except as hereinafter provided) occasioned to property owned by said parties which is or might be incident to or the result of a fire or any other casualty against loss for which either of the parties is now carrying or hereafter may carry insurance; provided, however, that the releases herein contained shall not apply to any loss or damage occasioned by intentional acts of either of the parties hereto, and the parties hereto further covenant that any insurance they obtain on their respective properties shall contain an appropriate provision whereby the insurance company, or companies, consent to the mutual release of liability contained in this Section. Notwithstanding anything set forth herein to the contrary, Subtenant shall be responsible for all deductible amounts paid on any insurance claims made as a result of a fire or other casualty due to any act or neglect of Subtenant.
22.
DEFAULT AND REMEDIES. In the event: (a) Subtenant fails to comply with any term, provision, condition or covenant of this Sublease and such failure continues for a period of (i) 10 days after written notice from Sublandlord in the event of Subtenant's breach of a monetary payment obligation or (ii) 30 days after written notice from Sublandlord in the event of Subtenant's breach of a non-monetary obligation (which cure period shall be extended for a reasonable period of time, not to exceed 120 days, if Subtenant cannot reasonably cure such breach within such 30-day period and is using diligent efforts to cause such cure to be completed); (b) Subtenant deserts or vacates the Sublease Premises; (c) any petition is filed by or against Subtenant under any section or chapter of the Federal Bankruptcy Act, as amended, or under any similar law or statute of the

United States or any state thereof, or if any writ of attachment or writ of execution be levied upon Subtenant’s interest herein, and such proceedings or levy shall not be released, bonded or dismissed within thirty (30) days thereafter; (d) Subtenant becomes insolvent or makes a transfer in fraud of creditors; (e) Subtenant makes an assignment for benefit of creditors or shall voluntarily institute bankruptcy or insolvency proceedings; (f) a receiver is appointed for Subtenant or any of the assets of Subtenant; or (g) if any sale of the leasehold interest hereby created or any part thereof should be made under any execution or other judicial process, then in any of such events, Subtenant shall be in default and Sublandlord shall have the option to do any one or more of the following without the need for demand or further notice, in addition to and not in limitation of any other remedy permitted by law: to enter upon the Sublease Premises either with or without process of law, and to expel, remove and put out Subtenant or any other persons who might be thereon, together with all personal property found therein; and Sublandlord may terminate this Sublease or it may from time to time, without terminating this Sublease, lease said Sublease Premises or any part thereof for such term or terms (which may be for a term extending beyond the Term) and at such rental or rentals and upon such other terms and conditions as Sublandlord in its sole discretion may deem advisable, with the right to repair, renovate, remodel, redecorate, alter and change said Sublease Premises. At the option of Sublandlord, any rents received by Sublandlord from such reletting shall be applied first to the payment of any indebtedness from Subtenant to Sublandlord other than Base Rent and Additional Rent due hereunder; second, to payment of any costs and expenses of such reletting, including, but not limited to, attorney’s fees, advertising fees and brokerage fees, and to the payment of any repairs, renovation, remodeling, redecorations, alterations and changes in the Sublease Premises; third, to the payment of Base Rent and Additional Rent due and payable hereunder and interest thereon; and if, after applying said rentals, there is any deficiency in the Base Rent and Additional Rent and interest to be paid by Subtenant under this Sublease, Subtenant shall pay any such deficiency to Sublandlord and such deficiency shall be calculated and collected by Sublandlord monthly. No such re-entry or taking possession of said Sublease Premises shall be construed as an election on Sublandlord’s part to terminate this Sublease unless a written notice of such intention be given to Subtenant. Notwithstanding any such reletting without termination, Sublandlord may at any time thereafter elect to terminate this Sublease for such previous breach and default. Should Sublandlord at any time terminate this Sublease by reason of any default, in addition to any other remedy it may have, it may recover from Subtenant the worth at the time of such termination of the excess of the amount of Base Rent and Additional Rent reserved in this Sublease for the balance of the Term over the then reasonable rental value of the Sublease Premises for the same period. Sublandlord shall have the right and remedy to seek redress in the courts at any time to correct or remedy any default of Subtenant by injunction or otherwise, without such resulting or being deemed a termination of this Sublease, and Sublandlord, whether or not this Sublease has been or is terminated, shall have the absolute right by court action or otherwise to collect any and all amounts of unpaid Base Rent or unpaid Additional Rent or any other sums due from Subtenant to Sublandlord under this Sublease which were or are unpaid at the date of termination. In case it should be necessary for Sublandlord to bring any action under this Sublease, to consult or place this Sublease or any amount payable by Subtenant hereunder with an attorney concerning or for the enforcement of any of Sublandlord’s rights hereunder, then Subtenant agrees in each and any such case to pay to Sublandlord, Sublandlord’s reasonable attorney’s fees. If Subtenant shall fail to pay when due any amount payable to Sublandlord under this Sublease, Subtenant shall pay to Sublandlord a “late charge” of $.05 for each dollar so overdue to defray part of the cost of collection. In addition, all delinquent payments shall accrue interest at a rate equal to the lesser of 1.5% per month or the maximum amount permitted by law, from the due date of such payment and shall constitute Additional Rent payable by Subtenant under this Sublease and shall be paid by Subtenant to Sublandlord upon demand.
23.
WAIVER. The rights and remedies of Sublandlord under this Sublease, as well as those provided or accorded by law, shall be cumulative, and none shall be exclusive of any other rights or remedies hereunder or allowed by law. A waiver by Sublandlord of any breach or breaches, default or defaults of Subtenant hereunder shall not be deemed or construed to be a continuing waiver of such breach or default nor as a waiver of or permission, expressed or implied, for any subsequent breach or default, and it is agreed that the acceptance by Sublandlord of any installment of Rent subsequent to the date the same should have been paid hereunder, shall in no manner alter or affect the covenant and obligation of Subtenant to pay subsequent installments of Rent promptly upon the due date thereof. No receipt of money by Sublandlord after the termination of this Sublease shall in any way reinstate, continue or extend the Term above demised.
24.
HAZARDOUS SUBSTANCES. Subtenant shall not use or allow the Sublease Premises, the Building, the Project or any land adjacent to the Project to be used for the Release, storage, use, treatment, disposal or other handling of any Hazardous Substance, without the prior written consent of Sublandlord, provided however the presence, storage use, disposal and handling of Hazardous Substances in accordance with law and in limited to amounts consistent with past practice and custom shall be permitted without prior written consent. The term “Release” shall have the same meaning as is ascribed to it in the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. §9601 et seq., as amended (“CERCLA”). The term “Hazardous Substance” means (i) any substance defined as a “hazardous substance” under CERCLA, (ii) petroleum, petroleum products, natural gas, natural gas liquids, liquefied natural gas, and synthetic gas, and (iii) any other substance or material deemed to be hazardous, dangerous, toxic, or a pollutant under any federal, state or local law, code, ordinance or regulation.

Subtenant shall: (a) give prior notice to Sublandlord of any activity or operation to be conducted by Subtenant at the Project, Building and/or Sublease Premises which involves the Release, use, handling, generation, treatment, storage, or disposal of any Hazardous Substance (“Subtenant’s Hazardous Substance Activity”), (b) comply with all federal, state, and local laws, codes, ordinances, regulations, permits and licensing conditions governing the Release, discharge, emission, or disposal of any Hazardous Substance and prescribing methods for or other limitations on storing, handling, or otherwise managing Hazardous Substances, (c) at its own expense, promptly contain and remediate any Release of Hazardous Substances arising from or related to Subtenant’s Hazardous Substance Activity in the Sublease Premises, the Building or the environment and remediate and pay for any resultant damage to property, persons, and/or the environment, (d) give prompt notice to Sublandlord, and all appropriate regulatory authorities, of any Release of any Hazardous Substance in the Sublease Premises, the Building or the environment arising from or related to Subtenant’s Hazardous Substance Activity, which Release is not made pursuant to and in conformance with the terms of any permit or license duly issued by appropriate governmental authorities, and any such notice to include a description of measures taken or proposed to be taken by Subtenant to contain and remediate the Release and any resultant damage to property, persons, or the environment, (e) at Sublandlord’s request, from time to time, execute affidavits, representations and the like concerning Subtenant’s best knowledge and belief regarding the presence of Hazardous Substances in the Sublease Premises, (f) upon expiration or termination of this Sublease, surrender the Sublease Premises to Sublandlord free from the presence and contamination of any Hazardous Substance, (g) be solely responsible for and defend, indemnify and hold Sublandlord, its agents and employees, harmless from and against all claims, costs and liabilities, including attorney’s fees and costs, arising out of or in connection with the removal, clean-up and restoration work and materials necessary to return the Sublease Premises, and any other property of whatever nature located on or adjacent to the Sublease Premises, to their condition existing prior to the appearance of any Hazardous Substance on the Sublease Premises. Subtenant’s obligations under this Section will survive the termination of this Sublease.

25.
NOTICES. Any notice hereunder shall be sufficient if sent by hand delivery, certified or registered mail, postage prepaid, return receipt requested, or by nationally recognized overnight courier providing written receipt of delivery (such as Federal Express) or by e-mail (and if by e-mail such notice shall also be provided by one of the other means set out in this section) addressed to Subtenant and to Sublandlord as set forth in the Schedule of this Sublease. Notice shall be deemed to have been given upon receipt or refusal of receipt by the intended recipient.
26.
SUBORDINATION. This Sublease shall be subject and subordinate in law and equity to any existing or future mortgage or deeds of trust placed by Sublandlord upon the Sublease Premises or the property of which the Sublease Premises form a part. Subtenant shall attorn to any successor to Sublandlord upon request and execute any documents reasonably required or appropriate to effectuate such an attornment, or the subordination aforesaid, upon written notice thereof, and Subtenant does hereby make, constitute and irrevocably appoint Sublandlord as Subtenant’s attorney-in-fact and in Subtenant’s name to execute all such documents in accordance therewith.
27.
SUCCESSORS. The provisions, covenants and conditions of this Sublease shall bind and inure to the benefit of the legal representatives, heirs, successors and assigns of each of the parties hereto, except that no assignment or subletting by Subtenant without the written consent of Sublandlord shall vest any rights in the assignee or sub-subtenant of Subtenant.
28.
QUIET POSSESSION. Sublandlord agrees, so long as Subtenant fully complies with all of the terms, covenants and conditions herein contained on Subtenant’s part to be kept and performed, that Subtenant shall and may peaceably and quietly have, hold and enjoy the Sublease Premises for the Term aforesaid, it being expressly understood and agreed that the aforesaid covenant of quiet enjoyment shall be binding upon Sublandlord, its heirs, successors or assigns, but only during such party’s ownership of the Sublease Premises. Sublandlord and Subtenant further covenant and represent that each has full right, title, power and authority to make, execute and deliver this Sublease.
29.
ENTIRE AGREEMENT. This Sublease contains the entire agreement between the parties with respect to the lease or occupancy of the Sublease Premises, and no other prior or future agreements, either oral or otherwise, are effective unless embodied herein, and no modification of this Sublease shall be binding upon the parties unless evidenced by an agreement in writing signed by Sublandlord and Subtenant after the date hereof.

30.
SUBLANDLORD’S LIABILITY. If Sublandlord shall fail to perform any covenant, term or condition of this Sublease upon Sublandlord’s part to be performed, Subtenant may not terminate this Sublease, and Subtenant’s sole remedies shall be money damages and specific performance. If Subtenant shall recover a money judgment against Sublandlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levy thereon against the right, title and interest of Sublandlord in the Building as the same may then be encumbered and neither Sublandlord nor any party having an interest in Sublandlord shall be liable for any deficiency. It is understood that in no event shall Subtenant have any right to (i) levy execution against any property of Sublandlord other than its interest in the Building as hereinbefore expressly provided or (ii) collect consequential or punitive damages from Sublandlord. In the event of the sale or other transfer of Sublandlord’s right, title and interest in the Sublease Premises or the Building, Sublandlord shall be released from all liability and obligations hereunder following the transfer by Sublandlord to the new owner and Subtenant shall attorn to and thereafter recognize the new owner as the Sublandlord hereunder.
31.
ESTOPPEL CERTIFICATES. Subtenant shall at any time upon not less than ten (10) days’ prior written notice from Sublandlord execute, acknowledge and deliver to Sublandlord, or to any lender of or purchaser from Sublandlord, a statement in writing certifying to such matters as may reasonably be requested, including, but not limited to, the fact that this Sublease is unmodified and in full force and effect (or if modified stating the nature of such modification) and the date to which the Rent and other charges are paid in advance, if any, and acknowledging that there are not, to Subtenant’s knowledge, any uncured defaults on the part of Sublandlord or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Sublease Premises or of the business of Sublandlord.
32.
REALTOR AGENCY & FEES. Subtenant represents to Sublandlord that it has no designated agent and shall indemnify Sublandlord in connection with any party claiming a right to any fee or commission.
33.
HOLDOVER. If Subtenant retains possession of the Sublease Premises or any part thereof after the termination of the Term, by lapse of time or otherwise, Subtenant shall as a charge for the use of the Sublease Premises, pay Sublandlord for the first month of such holdover period Rent at 125% the rate of Rent payable for the month immediately preceding said holdover and, for each month thereafter, Rent at 150% the rate of Rent payable for the month immediately preceding said holdover, computed on a monthly basis for the time Subtenant thus remains in possession. Subtenant shall also pay Sublandlord’s actual and consequential damages. Any retention of the Sublease Premises after the termination of this Sublease or any extension thereof shall be considered as a month-to-month holdover. The provisions of this Section do not waive Sublandlord’s right of re-entry or any other rights hereunder.
34.
SUBLANDLORD’S COSTS. Subtenant hereby agrees and acknowledges that Subtenant shall, within ten (10) days following written notice thereof, pay Sublandlord for all third-party costs and expenses incurred by Sublandlord, including, but not limited to, all charges and/or fees (i.e., attorney, architect, engineer, consultant, independent contractors, etc.), arising in connection with modifying this Sublease and/or reviewing such information and documents as Sublandlord deems necessary in connection with or related to requests made by Subtenant for (i)

Sublandlord’s consent, approval or permission or (ii) Sublandlord’s execution of any and all documents, agreements, estoppels, etc.
35.
EARLY TERMINATION. Sublandlord may terminate this Sublease, in whole or in part, in any year in which the Sublease Termination Conditions are satisfied by giving notice to Subtenant on or prior to February 1 of such year. If such notice is given, this Sublease shall terminate as to the portion of the Sublease Premises that Sublandlord wants to utilize, and expire on July 1 of the same year, and the parties shall have no further obligations hereunder except those that explicitly survive termination hereof. In the event of a partial termination of this Sublease pursuant to this Section 35, (i) Sublandlord and Subtenant shall agree in their reasonable discretion on the remaining portion of the Sublease Premises that Subtenant will continue to use and occupy pursuant to this Sublease, and (ii) Rent and Additional Rent shall be adjusted to reflect the reduction in the Sublease Premises.

For purposes of this Sublease:

“Sublease Termination Conditions” means Sublandlord has obtained all Authorizations necessary, in its reasonable judgment, to conduct [***Redacted – Commercially Sensitive Information***] Activities at the Sublease Premises pursuant to either (i) the Federal laws of the United States of America or any agency thereof (including the Drug Enforcement Administration) or (ii) the laws of the State of Texas.

“Authorization” means any authorization, order, permit, approval, grant, license, consent, right, franchise, privilege, certificate, judgment, writ, injunction, award, determination, direction, decree, by-law, rule or regulation of any governmental authority having jurisdiction over such Person or its property, whether or not having the force of law.

“[***Redacted – Commercially Sensitive Information***]” means:

(a)
any plant or seed, whether live or dead, from any species or subspecies of genus [***Redacted – Commercially Sensitive Information***];
(b)
any material obtained, extracted, isolated, or purified from the plant or seed or the parts contemplated by clause (a) of this definition, including any [***Redacted – Commercially Sensitive Information***];
(c)
any organism engineered to biosynthetically produce the material contemplated by clause (b) of this definition, including any micro-organism engineered for such purpose;

“[***Redacted – Commercially Sensitive Information***] Activities” means [***Redacted – Commercially Sensitive Information***].

36.
SUBTENANT REPRESENTATION. The persons signing this Sublease on behalf of Subtenant hereby personally represent and warrant to Sublandlord that (i) Subtenant is duly qualified to conduct business in the state in which the Sublease Premises are located, and all business and entity taxes have been paid to date and (ii) they are duly qualified and authorized to bind Subtenant to this Sublease.

37.
CONFIDENTIALITY. Subtenant hereby acknowledges and agrees that the terms of this Sublease are confidential as to Subtenant, and Subtenant hereby agrees not to disclose the same without Sublandlord’s prior written consent. This provision shall survive the termination of this Sublease.
38.
TRIAL BY JURY WAIVER. THE PARTIES HERETO IRREVOCABLY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS SUBLEASE, THE RELATIONSHIP OF SUBLANDLORD AND SUBTENANT, OR SUBTENANT’S USE AND OCCUPANCY OF THE SUBLEASE PREMISES.
39.
CHOICE OF LAW. This Sublease shall be governed by the laws of the State in which the Sublease Premises is located.
40.
CHOICE OF VENUE. Any litigation arising out of or relating to this Sublease (including, but not limited to, default, breach, termination or invalidity thereof, whether arising out of tort or contract) shall be brought exclusively in the state court of the state in which the Sublease Premises is located and the parties irrevocably waive the right to file such litigation in any federal court, or remove or transfer any litigation arising out of or relating to this Sublease to any federal court. Each party hereby consents to personal jurisdiction in any legal action, suit, or proceeding brought in such state court having subject matter jurisdiction and irrevocably waives, to the fullest extent permitted by law and the laws of the state, any claim or any objection it may now or hereafter have, that venue or personal jurisdiction is not proper with respect to any such legal action, suit, or proceeding in state court.
41.
COUNTERPARTS. This Sublease may be executed in counterparts, each of which when so executed and delivered shall be deemed an original but all of which when taken together shall constitute but one and the same instrument. Counterpart signatures delivered by facsimile or PDF via email transmission shall be deemed to be originals for purposes of this Sublease.
42.
STATE-SPECIFIC MATTERS.
a.
Determination of Charges. Sublandlord and Subtenant are knowledgeable and experienced in commercial transactions and agree that the provisions set forth in this Sublease for determining Rent and other charges and amounts payable by Subtenant are commercially reasonable and valid even though such methods may not state a precise mathematical formula for determining such charges. ACCORDINGLY, SUBTENANT HEREBY VOLUNTARILY AND KNOWINGLY WAIVES ALL RIGHTS AND BENEFITS OF SUBTENANT UNDER SECTION 93.012 OF THE TEXAS PROPERTY CODE.
b.
Waiver of Consumer Rights. Sublandlord and Subtenant each acknowledge, on its own behalf and on behalf of its successors and assigns, that the Texas Deceptive Trade Practices Consumer Protection Act, Subchapter E of Chapter 17 of the Texas Business and Commerce Code (“DTPA”), is not applicable to this Lease. Accordingly, the rights and remedies of Sublandlord and Subtenant with respect to all acts or practices of the other, past, present or future, in connection with this Lease shall be governed by legal principles other than the DTPA. SUBLANDLORD AND SUBTENANT EACH HEREBY WAIVES ITS RIGHTS UNDER THE DTPA, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF ITS OWN SELECTION, SUBLANDLORD AND SUBTENANT, RESPECTIVELY, VOLUNTARILY CONSENT TO THIS WAIVER.
c.
Subtenant Waiver of Lien. SUBTENANT WAIVES ALL LIEN RIGHTS UNDER SECTION 91.004 OF THE TEXAS PROPERTY CODE, AS WELL AS ANY SUCCESSOR STATUTE GRANTING SUBTENANT A LIEN IN SUBLANDLORD’S PROPERTY.
d.
Sublandlord Waiver of Lien. SUBLANDLORD HEREBY EXPRESSLY AND UNCONDITIONALLY WAIVES, RELINQUISHES AND RELEASES ANY AND ALL RIGHTS, CLAIMS AND LIENS, WHETHER STATUTORY OR UNDER COMMON LAW, INCLUDING WITHOUT LIMITATION ANY LANDLORD’S LIEN, SECURITY INTEREST, POSSESSORY LIEN OR OTHER SIMILAR RIGHT WHICH SUBLANDLORD MAY HAVE OR ACQUIRE WITH RESPECT TO ANY OF SUBTENANT'S PROPERTY LOCATED IN OR UPON THE SUBLEASE PREMISES OR ELSEWHERE. THIS WAIVER SHALL BE SELF-OPERATIVE AND REQUIRE NO FURTHER INSTRUMENT OR DOCUMENTATION, BUT SUBTENANT MAY AT ANY TIME REQUEST, AND SUBLANDLORD AGREES TO PROMPTLY EXECUTE AND DELIVER, ANY ADDITIONAL DOCUMENTS REASONABLY REQUESTED BY SUBTENANT OR SUBTENANT'S LENDERS TO EVIDENCE OR CONFIRM THIS WAIVER.

IN WITNESS WHEREOF, said parties hereunto subscribed their names. Executed in multiple originals.

SUBLANDLORD: AGRO POWER DEVELOPMENT, INC. By: /s/ Stephen C. Ruffini_________ Print Name: Stephen C. Ruffini Title: EVP and CFO	SUBTENANT: VANGUARD FOOD LLC By: /s/ Charles Monroe Sweat_______ Print Name: Charles Monroe Sweat Title: President

EXHIBIT A

SUBLEASE PREMISES

EXHIBIT B

PRIME LEASE